Exhibit 16.1

                                                                  March 26, 2004




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:      Perfisans Holdings, Inc. (the "Company")

Commissioners:

We have read the statements made by Perfisans Holdings, Inc., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K/A, as part of the Company's Form 8-K/A report dated March 26, 2004.

We agree with the statements concerning our Firm in such Form 8-K/A.

         Sincerely,

         /s/ Nancy L. Brown, CPA
         Nancy L. Brown, CPA
         Director